                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12


                   MONTGOMERY STREET INCOME SECURITIES, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]       Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

MONTGOMERY STREET
INCOME SECURITIES, INC.

101 CALIFORNIA STREET, SUITE 4100

SAN FRANCISCO, CALIFORNIA 94111
(415) 981-8191

                                   NOTICE OF
                                      2002
                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                               [MONTGOMERY LOGO]

                               MONTGOMERY STREET
                            INCOME SECURITIES, INC.

                                                                   July 19, 2002

                               IMPORTANT NEWS FOR
             MONTGOMERY STREET INCOME SECURITIES, INC. STOCKHOLDERS

     While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting the Fund that will be the subject of a stockholder vote.

                          Q & A: QUESTIONS AND ANSWERS

Q. WHAT IS HAPPENING?

A. On April 5, 2002, pursuant to a Transaction Agreement between Zurich Financial Services ("Zurich Financial") and Deutsche Bank AG ("Deutsche Bank"), Deutsche Bank acquired 100% of Zurich Scudder Investments, Inc., the Fund's investment manager (the "Investment Manager"). Because of this transaction (the "Transaction"), the Investment Manager is now part of Deutsche Asset Management and has changed its name to Deutsche Investment Management Americas Inc. IN ORDER FOR THE INVESTMENT MANAGER TO CONTINUE SERVING AS INVESTMENT MANAGER OF THE FUND, THE FUND'S STOCKHOLDERS MUST APPROVE A NEW MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT.

  The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new management and investment advisory agreement as well as certain other matters. You are being asked to vote on the new management and investment advisory agreement for the Fund and the election of Directors that act on behalf of the Fund. THE BOARD OF DIRECTORS OF THE FUND, INCLUDING THOSE MEMBERS WHO ARE NOT AFFILIATED WITH THE INVESTMENT MANAGER OR DEUTSCHE BANK, RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT AND THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as the Fund, requires a stockholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The Transaction resulted in such a change of control and, therefore, stockholder approval of a new management and investment advisory agreement for the Fund is required in order for the Investment Manager to continue serving as the Fund's investment manager.

  The Board of Directors of the Fund has approved an interim agreement with the Investment Manager to allow the Investment Manager to continue providing services to the Fund while stockholder approval of the new management and investment advisory agreement is pending. As required by applicable law, the interim agreement is scheduled to expire on September 2, 2002, unless terminated sooner.

  If stockholders do not approve the new management and investment advisory agreement, the interim agreement will end and the Board of Directors of the Fund will take such action as it deems to be in the best interests of the Fund and its stockholders.

Q. HOW HAS THE TRANSACTION WITH DEUTSCHE BANK AFFECTED ME AS A FUND STOCKHOLDER?

A. Your investment in the Fund has not changed as a result of the Transaction. You still own the same shares in the Fund, and the value of your investment has not changed as a result of the Transaction with Deutsche Bank. The Fund's new management and investment advisory agreement would still be with the Investment Manager, except that the Investment Manager is now a part of Deutsche Bank's investment management organization and many of the personnel and resources of Deutsche Asset Management are now involved in managing the Fund.

  The new management and investment advisory agreement would have a new management fee schedule that, for assets in excess of $100 million, would be lower than the management fee schedule under the prior management and investment advisory agreement, which was in effect immediately prior to the closing of the Transaction. In addition, the Investment Manager would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. The Investment Manager would retain full responsibility for the actions of any such sub-advisers. Otherwise, the terms of the new management and investment advisory agreement would be substantially identical to the terms of the management and investment advisory agreement in effect immediately prior to the closing of the Transaction.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT?

A. No, as noted above, the investment management fee rate applicable to the Fund under the new management and investment advisory agreement would be lower for assets in excess of $100 million than the fee rate under the prior management and investment advisory agreement. Effective July 1, 2002, the Investment Manager has voluntarily implemented this lower management fee schedule for assets in excess of $100 million under the interim agreement.

Q. HOW DOES THE FUND'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the Board of Directors of the Fund, including those members who are not affiliated with the Investment Manager or Deutsche Bank, recommends that you vote in favor of the new management and investment advisory agreement. The reasons for its recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Considerations" in Proposal 2.

Q. WILL THE FUND PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THE TRANSACTION?

A. No, neither you nor the Fund will bear any costs associated with the Transaction. The Investment Manager has agreed to bear these costs.

Q. HOW CAN I VOTE MY SHARES?

A. You may choose from one of the following options as described in more detail on the proxy card:

  - by mail, using the enclosed proxy card and return envelope; or

  - in person at the stockholder meeting.

Q. WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A. Please call Georgeson Shareholder Communications, the Fund's information agent, toll free at (866) 214-4433.

[MONTGOMERY LOGO]

MONTGOMERY STREET
INCOME SECURITIES, INC.
                                               101 California Street, Suite 4100
                                                         San Francisco, CA 94111

                                                                   July 19, 2002

To the Stockholders:

     On April 5, 2002, Deutsche Bank AG ("Deutsche Bank") acquired Zurich Scudder Investments, Inc., the Fund's investment manager (the "Investment Manager"). Upon closing of this transaction (the "Transaction"), the Investment Manager became part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and changed its name to Deutsche Investment Management Americas Inc. Because of the Transaction, it is necessary for the stockholders of the Fund to approve a new management and investment advisory agreement in order for the Investment Manager to continue serving as investment manager of the Fund.

     Important facts about the Transaction are outlined below:

     - The Transaction did not affect the number of shares you own or the value of those shares.

     - The investment management fee rate applicable to the Fund under the new management and investment advisory agreement would be lower for assets in excess of $100 million than the fee rate under the prior management and investment advisory agreement, which was in effect immediately prior to the closing of the Transaction. Effective July 1, 2002, the Investment Manager has voluntarily implemented this lower investment management fee rate.

     - The Fund's new management and investment advisory agreement would still be with the Investment Manager, and, except with respect to the fee rate and as noted below, the terms of the new management and investment advisory agreement would be substantially identical to the terms of the management and investment advisory agreement in effect immediately prior to the closing of the Transaction. The Investment Manager is now part of Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management are now involved in managing the Fund. Under the new management and investment advisory agreement, the Investment Manager would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. The Investment Manager would retain full responsibility for the actions of any such sub-advisers.

     - The Board of Directors of the Fund, including those who are not affiliated with the Investment Manager or Deutsche Bank, has carefully evaluated the Transaction and recommends you vote in favor of the new management and investment advisory agreement.

     You are also being asked to elect the Directors that act on behalf of the Fund. In addition, the stockholders present will hear a report on the Fund. There will be an opportunity to discuss matters of interest to you as a stockholder.

     PLEASE TAKE THE TIME TO READ THE ENCLOSED MATERIALS CAREFULLY.

     The question and answer section that begins on the front cover of the Proxy Statement offers a brief overview of the proposals that require stockholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to the Fund. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL.

     To vote, simply fill out the enclosed proxy card -- be sure to sign and date it -- and return it to us in the enclosed postage-prepaid envelope.

     Your vote is very important to us. If we do not hear from you by August 5, 2002, our proxy solicitor may contact you. Thank you for your response and for your continued investment with the Fund.

Respectfully,

/s/James C. Van Horne
---------------------
James C. Van Horne
Chairman of the Board

STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE ANNUAL MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

                   MONTGOMERY STREET INCOME SECURITIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Montgomery Street Income Securities, Inc.:

     Please take notice that the Annual Meeting of Stockholders (the "Annual Meeting") of Montgomery Street Income Securities, Inc. (the "Fund") has been called to be held at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California 94111, on Thursday, August 15, 2002 at 10:00 a.m., Pacific time, for the following purposes:

               (1) To elect six Directors of the Fund to hold office until the next Annual Meeting or until their respective successors shall have been duly elected and qualified.

               (2) To approve a new Management and Investment Advisory Agreement for the Fund with Deutsche Investment Management Americas Inc.

     Those present and the appointed proxies will also transact such other business, if any, as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Holders of record of the shares of common stock of the Fund at 5:00 p.m., Eastern time, on July 12, 2002 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     In the event that the necessary quorum to transact business or the vote required to approve any proposal is not obtained at the Annual Meeting, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Annual Meeting to permit, in accordance with applicable law, further solicitation of proxies with respect to that proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote AGAINST any such adjournment those proxies required to be voted against such proposal.

                                              By order of the Board of
                                              Directors,

                                                             /s/ Maureen E. Kane

July 19, 2002                                 Maureen E. Kane, Secretary

IMPORTANT -- WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD MAY SAVE THE FUND THE NECESSITY OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE ANNUAL MEETING. IF YOU CAN ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

                   MONTGOMERY STREET INCOME SECURITIES, INC.
                       101 CALIFORNIA STREET, SUITE 4100
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 981-8191

                                PROXY STATEMENT

RECORD DATE: July 12, 2002                           MAILING DATE: July 19, 2002

INTRODUCTION

     The Board of Directors of Montgomery Street Income Securities, Inc. (the "Fund") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California 94111, on Thursday, August 15, 2002 at 10:00 a.m., Pacific time. The Board of Directors is also soliciting proxies for use at any adjournment or postponement of the Annual Meeting. This Proxy Statement is furnished in connection with this solicitation.

     The Fund may solicit proxies by mail, telephone, telegram, and personal interview. In addition, the Fund may request personnel of Deutsche Investment Management Americas Inc. (the "Investment Manager") to assist in the solicitation of proxies by mail, telephone, telegram, and personal interview for no separate compensation. It is anticipated that the Fund will request brokers, custodians, nominees, and fiduciaries who are record owners of stock to forward proxy materials to their principals and obtain authorization for the execution of proxies. Upon request, the Fund will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

     Georgeson Shareholder Communications, Inc. ("Georgeson"), 17 State Street, New York, New York 10004, has been engaged to assist in the solicitation of proxies for the Fund, at an estimated cost of $9,000, plus expenses. The costs and expenses connected with the solicitation of proxies will be borne by the Investment Manager. As the Annual Meeting date approaches, certain stockholders of the Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received.

     You may revoke the enclosed proxy at any time insofar as it has not yet been exercised by the appointed proxies. You may do so by:

     - written notice to the Fund, c/o Scudder Investments Service Company, P.O. Box 219153, Kansas City, MO 64121-9153, Attn: Manager, Proxy Department;

     - written notice to the Fund at the address set forth under the above letterhead;

     -  giving a later proxy; or

     -  attending the Annual Meeting and voting your shares in person.

     In order to hold the Annual Meeting, a majority of the shares entitled to be voted must have been received by proxy or be present at the Annual Meeting. Proxies that are returned marked to abstain from or withhold voting, as well as proxies returned by brokers or others who have not received voting instructions on some matters and do not have discretion to vote for their clients on those matters ("broker non-votes"), will be counted towards this majority of shares. Abstentions, withheld votes and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for Proposal 1. Abstentions will have the effect of a "no" vote on Proposal 2. Broker non-votes will have the effect of a "no" vote on Proposal 2 if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of the Fund. Broker non-votes will not constitute "yes" or "no" votes for Proposal 2 and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Annual Meeting. Broker non-votes are not likely to be relevant to the Annual Meeting because the Fund has been advised by the New York Stock Exchange that each of the Proposals to be voted upon by the stockholders involves matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if customer instructions are not received.

     In the event that the necessary quorum to transact business or the vote required to approve any proposal is not obtained at the Annual Meeting, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Annual Meeting to permit, in accordance with applicable law, further solicitation of proxies with respect to that proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote AGAINST any such adjournment those proxies required to be voted against such proposal.

     The record date for determination of stockholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof, was July 12, 2002 at 5:00 p.m., Eastern time (the "Record Date").

     As of the Record Date, there were issued and outstanding 10,317,475 shares of common stock of the Fund, constituting all of the Fund's then outstanding securities. Each share of common stock is entitled to one vote. As of May 31, 2002, each Director and the President beneficially owned shares of the Fund's common stock as set forth below. As of such date, as a group, the Directors and officers (13 in number) beneficially owned 39,073 shares or 0.38% of the shares of the Fund. The total for the group includes 35,908 shares held with sole investment and voting power and 3,165 shares held with shared investment and voting power.

                                                               AGGREGATE DOLLAR
                                                               RANGE OF EQUITY    AMOUNT OF
                                           DOLLAR RANGE OF    SECURITIES IN ALL   SECURITIES
                                          EQUITY SECURITIES   FUNDS OVERSEEN IN    OWNED IN
                              POSITION      IN THE FUND(1)       FUND COMPLEX      THE FUND
                              --------    -----------------   -----------------   ----------
INDEPENDENT DIRECTORS
James C. Van Horne........  Chairman of   $10,001 - $50,000   $10,001 - $50,000      2,500
                            the Board
                            and Director
John C. Atwater...........  Director        Over $100,000       Over $100,000        7,100
Richard J. Bradshaw(2)....  Director      $50,001 - $100,000  $50,001 - $100,000     3,165
Maryellie K. Johnson......  Director        Over $100,000       Over $100,000       11,360
Wendell G. Van Auken......  Director        Over $100,000       Over $100,000       13,448
INTERESTED DIRECTOR AND
  PRESIDENT(3)
John T. Packard...........  Director         $1 - $10,000       Over $100,000          500
Richard T. Hale...........  President     $10,001 - $50,000     Over $100,000        1,000

---------------------

(1) The information as to beneficial ownership is based on statements furnished to the Fund by each person named. Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(2) Shared investment and voting power over the shares reported.

(3) Mr. Packard may be considered an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), by reason of his past relationships with the Fund and the Investment Manager.

     To the best of the Fund's knowledge, as of May 31, 2002, no person owned beneficially more than 5% of the Fund's outstanding shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and
Section 30(h) of the 1940 Act, as applied to a closed-end fund, require a fund's officers and directors, investment manager, affiliates of the investment manager, and persons who beneficially own more than ten percent of a registered class of the fund's outstanding securities ("reporting persons"), to file reports of ownership of the fund's securities and changes in such ownership with the Securities and Exchange Commission (the "SEC") and any exchange on which the fund's securities are traded. Such persons are required by SEC regulations to furnish the fund with copies of all such reports.

     Based on a review of reports filed by the Fund's Directors and officers, the Investment Manager, officers and directors of the Investment Manager, affiliated persons of the Investment Manager and beneficial holders of ten percent or more of the Fund's outstanding shares, and written representations by the reporting persons that no year-end reports were required for such persons, all filings required by Section 16(a) for the fiscal year ended December 31, 2001, were timely, except that Martin D. Feinstein, formerly a director of Zurich Scudder Investments, Inc., filed a Form 3 late, and Scudder Investments Marketing Services, Inc. filed a Form 3 late and did not file a Form 5 with respect to such late filing.

     THE FUND PROVIDES PERIODIC REPORTS TO ALL STOCKHOLDERS WHICH HIGHLIGHT RELEVANT INFORMATION, INCLUDING INVESTMENT RESULTS AND A REVIEW OF PORTFOLIO STRATEGY. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, WITHOUT CHARGE, BY CALLING 1-800-349-4281 OR 1-800-294-4366 OR WRITING THE FUND AT 101 CALIFORNIA STREET, SUITE 4100, SAN FRANCISCO, CA 94111.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     Six Directors are to be elected at the Annual Meeting as the Directors of the Fund. They are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named on the accompanying proxy card, if granted authority to vote in the election of Directors, intend to vote at the Annual Meeting for the election of the nominees named below as the six Directors of the Fund. In the unanticipated event that any nominee for Director cannot be a candidate at the Annual Meeting, the appointed proxies will vote their proxy in favor of the remainder of the nominees and, in addition, in favor of such substitute nominee(s) (if any) as the Board of Directors shall designate. Alternatively, the proxies may vote in favor of a resolution reducing the number of Directors to be elected at the Annual Meeting. Each of the nominees is now a Director of the Fund and each was elected to serve as a Director at the 2001 Annual Meeting of Stockholders. All nominees have consented to be nominated and to serve if elected.

     The Board of Directors considers possible candidates to fill vacancies on the Board of Directors, reviews the qualifications of candidates recommended by stockholders and others, recommends the slate of Director candidates to be proposed for election by stockholders at the annual meeting, and sets policies regarding retirement from the Board of Directors. Stockholders wishing to recommend any Director candidate should submit in writing a brief description of the candidate's business experience and other information relevant to the candidate's qualifications to serve as a Director. In order to be considered at the 2003 annual meeting, submission should be made within a reasonable time before the solicitation of proxies for such meeting.

INFORMATION CONCERNING NOMINEES

     The following table sets forth certain information concerning each of the nominees as a Director of the Fund. Unless otherwise noted, (a) each of the nominees has engaged in the principal occupation(s) noted in the following table for at least the most recent five years, although not necessarily in the same capacity, and (b) the address of each nominee is c/o Deutsche Asset Management, 101 California Street, Suite 4100, San Francisco, CA 94111.

                                                                       YEAR FIRST
                            PRINCIPAL OCCUPATION OR EMPLOYMENT          BECAME A
NOMINEE (AGE)          AND DIRECTORSHIPS IN PUBLICLY HELD COMPANIES     DIRECTOR
--------------------  -----------------------------------------------  ----------
                                   INDEPENDENT DIRECTORS
JOHN C. ATWATER       Mr. Atwater is President of Prime Property          1994
(41)                  Capital, Inc. (real estate investment firm).
RICHARD J. BRADSHAW   Mr. Bradshaw is the Executive Director of           1991
(54)                  Cooley Godward LLP (law firm).
MARYELLIE K. JOHNSON  Ms. Johnson is a private investor. From 1989 to     1989
(66)                  1998, she was a Director of London and Overseas
                      Freighters, Ltd. (oil tanker operator).
WENDELL G. VAN AUKEN  Mr. Van Auken is a General Partner of several       1994
(57)                  venture capital funds affiliated with Mayfield
                      Fund. He also serves as a Director of Advent
                      Software (portfolio software company).
JAMES C. VAN HORNE    Dr. Van Horne is the A.P. Giannini Professor of     1985
(66)                  Finance, Graduate School of Business, at
                      Stanford University, a position he has held
                      from September 1965 to August 1975 and from
                      September 1976 to present. He also serves as a
                      Director of Suntron Corp. (electronic
                      manufacturing services), and Bailard, Biehl &
                      Kaiser Opportunity Fund Group, Inc. and as a
                      Trustee of the Bailard, Biehl & Kaiser Fund
                      Group (both registered investment companies).
                                  INTERESTED DIRECTOR(1)
JOHN T. PACKARD       Mr. Packard has been Managing Director of           2001
(68)                  Weiss, Peck & Greer, LLC (investment adviser
                      and broker-dealer) since January 2002 and was
                      an Advisory Managing Director of the same firm
                      from February 2000 to January 2002. From 1985
                      to 1998, he was a Managing Director, and from
                      1999 to 2000, he was an Advisory Managing
                      Director, of the Investment Manager, serving as
                      the President of the Fund from 1988 to February
                      2000.

------------------------
(1) Mr. Packard may be considered an "interested person" of the Fund, as defined in the 1940 Act, by reason of his past relationships with the Fund and the Investment Manager.

     Each Director serves as a board member of one investment company, with one portfolio, managed by the Investment Manager.

     The primary responsibility of the Board of Directors is to represent the interests of the stockholders of the Fund and to provide oversight of the management of the Fund. The slate of nominees proposed for election as Directors of the Fund is composed of one individual (the "Interested Director") who is considered an "interested person" of the Fund within the meaning of the 1940 Act (an "Interested Person"), and five individuals (the "Independent Directors") who are not considered Interested Persons. A majority of the board members of a registered investment company must not be Interested Persons for the company to take advantage of certain exemptive rules under the 1940 Act. If the nominees proposed for election as Directors of the Fund are elected, 83% of the Board of Directors will be composed of Independent Directors. As required by the SEC's rules, each of the nominees who will be considered an Independent Director, if elected, was selected and nominated solely by the current Independent Directors of the Fund.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has an Executive Committee, a Valuation Committee and an Audit Committee. In 2001, the Board of Directors held four meetings, and the Audit Committee held two meetings. The Executive Committee and Valuation Committee did not meet in 2001. Each Director attended at least 75% of the total number of meetings of the Board of Directors and of all Committees of the Board on which he or she served in 2001.

EXECUTIVE COMMITTEE

     The Executive Committee is authorized to exercise all powers of the Board of Directors permitted to be exercised under the Maryland General Corporation Law. The Committee is composed of three Independent Directors (Messrs. Van Horne, Atwater and Bradshaw).

VALUATION COMMITTEE

     The Valuation Committee is delegated the power and duty to determine the value of the portfolio assets of the Fund as needed pursuant to the valuation policies adopted by the Board of Directors and performs such other tasks as the full Board of Directors deems necessary. The Committee is composed of three Independent Directors (Ms. Johnson and Messrs. Van Auken and Van Horne).

AUDIT COMMITTEE

     The Audit Committee oversees the accounting and financial reporting policies and practices of the Fund, its internal controls and, as appropriate, the internal controls of certain service providers to the Fund. The Audit Committee also oversees the quality and objectivity of the Fund's financial statements and the independent audit thereof and acts as a liaison between the Fund's independent auditors and the full Board of Directors.

     The Audit Committee is composed of three Independent Directors (Messrs. Van Auken, Atwater and Bradshaw). In accordance with the New York Stock Exchange listing standards, none of the Committee members has a relationship with the Fund that may interfere with the exercise of his independence from management and the Fund, and each Committee member meets the independence requirements of the New York Stock Exchange listing standards. The Audit Committee is governed by a written charter adopted by the Board of Directors (a copy of which is attached hereto as Appendix 1), that sets forth in greater detail the Committee's purposes, duties and powers.

AUDIT COMMITTEE REPORT

     At a special meeting of the Audit Committee held on February 20, 2002, the Committee reviewed the Fund's audited financial statements and discussed the financial statements with the Investment Manager and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee discussed with the independent auditors the auditors' independence from management and reviewed the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) which had been previously provided. Based on those reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Fund's annual report to stockholders for the 2001 fiscal year.

                                                 The Audit Committee:
                                                   Wendell G. Van Auken, Chair
                                                   John C. Atwater
                                                   Richard J. Bradshaw

INDEPENDENT AUDITORS

     At a meeting held on April 12, 2002, the Independent Directors and the full Board of Directors, voting separately, unanimously selected Ernst & Young LLP ("E&Y") as the Fund's independent auditors, for the fiscal year ending December 31, 2002, to examine the Fund's books and accounts and to certify the Fund's financial statements. The Fund's financial statements for the fiscal year ended December 31, 2001 were audited by E&Y.

The following table sets forth the aggregate fees billed for professional services rendered by E&Y:

                     FINANCIAL INFORMATION SYSTEMS
  AUDIT FEES(1)    DESIGN AND IMPLEMENTATION FEES(2)    ALL OTHER FEES(2)
  -------------    ----------------------------------   ------------------
     $60,000                       $0                       $5,068,622

---------------------
(1) The fees disclosed under the caption "Audit Fees" are the aggregate fees for professional services rendered for the audit of the Fund for the most recent fiscal year. E&Y also serves as the independent auditor for other funds advised by the Investment Manager, and receives audit and other fees for services performed for those funds.

(2) The fees disclosed under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" include fees billed for services rendered, if any, for the most recent fiscal year to the Fund, the Investment Manager and all entities controlling, controlled by, or under common control with the Investment Manager that provide services to the Fund.

     The Fund's Audit Committee gave careful consideration to the non-audit related services provided by E&Y to the Fund, the Investment Manager and entities controlling, controlled by or under common control with the Investment Manager that provide services to the Fund, and, based in part on certain representations and information provided by E&Y, determined that the provision of these services was compatible with maintaining E&Y's independence.

     Representatives of E&Y are not expected to be present at the Annual Meeting, but will be available by telephone to respond to appropriate questions posed by stockholders or management and to make a statement if they desire to do so.

OFFICERS OF THE FUND
     The following table sets forth certain information concerning each Officer of the Fund. The address of each Officer is c/o Deutsche Asset Management, 101 California Street, Suite 4100, San Francisco, CA 94111.

                               PRESENT OFFICE WITH THE FUND;
                                  PRINCIPAL OCCUPATION OR        YEAR FIRST BECAME
        NAME (AGE)                     EMPLOYMENT(1)               AN OFFICER(2)
        ----------                     -------------               -------------
Richard T. Hale (57)         President; Managing Director,             2002
                             Deutsche Asset Management.
Gary Bartlett (42)           Vice President; Director, Deutsche        2002
                             Asset Management.
J. Christopher Gagnier (44)  Vice President; Director, Deutsche        2002
                             Asset Management.
Judith A. Hannaway (49)      Vice President; Managing Director,        2001
                             Deutsche Asset Management.
Maureen E. Kane (40)         Vice President and Secretary; Vice        1999
                             President, Deutsche Asset
                             Management (1997 to present);
                             prior thereto, Assistant Vice
                             President of State Street Bank and
                             Trust Company; Associate Staff
                             Attorney of FMR Corp.
Gary L. French (51)          Treasurer; Managing Director,             2002
                             Deutsche Asset Management (2001 to
                             present); prior thereto,
                             President, UAM Fund Services, Inc.
John R. Hebble (43)          Assistant Treasurer; Senior Vice          1998
                             President of Deutsche Asset
                             Management.

---------------------
(1) Unless otherwise stated, all Officers have been associated with the Investment Manager for more than five years, although not necessarily in the same capacity. All Officers are also officers or directors of other funds advised by the Investment Manager. Messrs. Bartlett, Gagnier and Hale own securities of Deutsche Bank AG.

(2) All Officers are appointed annually by, and serve at the discretion of, the Board of Directors.

REMUNERATION OF DIRECTORS AND OFFICERS
     Each Director receives remuneration from the Fund for his or her services. The Fund does not compensate its Officers or employees, since the Investment Manager makes these individuals available to the Fund to serve without compensation from the Fund.

Remuneration to Directors consists of Directors' fees composed in each case of a quarterly retainer of $2,000 (except the Chairman of the Board, whose quarterly retainer is $6,000) and a fee of $500 for each Board meeting attended and $250 for each committee meeting attended, as well as any related expenses. For the fiscal year ended December 31, 2001, total compensation (including reimbursement of expenses) for all Directors as a group was $75,534.

     The Compensation Table below provides the following data:

      Column (1) Each Director who receives compensation from the Fund.

      Column (2) Aggregate compensation received by a Director from the Fund.

      Column (3) Total compensation received by a Director from the Fund, the Investment Manager and from all other funds advised by the Investment Manager. No member of the Board serves as a Director or Trustee for any other fund in the complex of funds advised by the Investment Manager nor does any Director receive any pension or retirement benefits from the Fund.

                               COMPENSATION TABLE
                  for the fiscal year ended December 31, 2001

  ----------------------------------------------------------
           (1)                 (2)               (3)
  ----------------------------------------------------------
                                          TOTAL COMPENSATION
                            AGGREGATE       FROM THE FUND
     NAME OF PERSON,      COMPENSATION     AND FUND COMPLEX
        POSITION          FROM THE FUND    PAID TO DIRECTOR
  ----------------------------------------------------------
  INDEPENDENT DIRECTORS
  John C. Atwater            $10,000           $10,000
  Director
  Richard J. Bradshaw        $10,500           $10,500
  Director
  Maryellie K. Johnson       $10,000           $10,000
  Director
  Wendell G. Van Auken       $10,250           $10,250
  Director
  James C. Van Horne         $26,000           $26,000
  Chairman
  INTERESTED
    DIRECTOR(1)
  John T. Packard            $ 8,000           $ 8,000
  Director
  ----------------------------------------------------------

------------------------
(1) Mr. Packard may be considered an "interested person" of the Fund, as defined in the 1940 Act, by reason of his past relationships with the Fund and the Investment Manager.

RECOMMENDATION AND REQUIRED VOTE
     The Board of Directors recommends a vote FOR election of each of the nominees for Director. Election of the nominees for Director requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL 2 -- APPROVAL OF A NEW MANAGEMENT AND INVESTMENT
                ADVISORY AGREEMENT FOR THE FUND WITH DEUTSCHE
                INVESTMENT MANAGEMENT AMERICAS INC.

INTRODUCTION
     Prior to April 5, 2002, the Investment Manager acted as investment adviser to and manager for the Fund pursuant to a Management and Investment Advisory Agreement dated September 7, 1998 (the "Prior Agreement"). On April 5, 2002, the Investment Manager was acquired by Deutsche Bank AG ("Deutsche Bank"). Effective as of the closing of this transaction (the "Transaction"), the Investment Manager became a part of Deutsche Asset Management and changed its name to Deutsche Investment Management Americas Inc. The Transaction resulted in an "assignment," as that term is defined in the 1940 Act, of the Prior Agreement. As required by the 1940 Act, the Prior Agreement provided for its automatic termination in the event of its assignment and, accordingly, the Prior Agreement terminated on April 5, 2002.

     In anticipation of the Transaction and the consequent termination of the Prior Agreement, the Board of Directors of the Fund approved an interim management and investment advisory agreement between the Fund and the Investment Manager (the "Interim Agreement") for a maximum of 150 days following the closing of the Transaction in order to permit the Investment Manager to provide services to the Fund while stockholder approval of a new management and investment advisory agreement was pending. Consequently, the Investment Manager is currently providing services to the Fund pursuant to the Interim Agreement. The terms of the Interim Agreement are substantially identical to the terms of the Prior Agreement, except for certain special provisions required by Rule 15a-4 under the 1940 Act for the Interim Agreement, including: a maximum term of 150 days; a provision that the Board of Directors or holders of a majority of the Fund's outstanding shares may terminate the Interim Agreement at any time without penalty on not more than 10 days' written notice; and a provision requiring any compensation earned under the Interim Agreement to be held in an interest-bearing escrow account until stockholder approval of a new management and investment advisory agreement with the Investment Manager, after which approval, the amount in the escrow account (together with any interest) would be paid to the Investment Manager. Moreover, effective July 1, 2002, the Investment Manager voluntarily implemented the same lower fee rate schedule for assets in excess of $100 million that would be in effect under the New Agreement (as defined below) upon stockholder approval.

     The Interim Agreement is scheduled to expire on September 2, 2002, unless earlier terminated as described above. The Interim Agreement provides that any management and advisory fees earned by the Investment Manager under the Interim Agreement will be held in an interest-bearing escrow account and be paid upon approval of a new management and investment advisory agreement with the Investment Manager (the "New Agreement") by stockholders of the Fund. If stockholders do not vote to approve the New Agreement, the Investment Manager will be paid, out of the escrow account, the lesser of (a) any costs incurred in performing its duties under the Interim Agreement (plus interest earned on that amount while in escrow), or (b) the total amount in the escrow account (plus interest earned). If the New Agreement is not approved, the Board of Directors will take such action as it deems to be in the best interests of the Fund and its stockholders.

     The form of the New Agreement is attached hereto as Exhibit A. THE TERMS OF THE NEW AGREEMENT ARE SUBSTANTIALLY IDENTICAL TO THE TERMS OF THE PRIOR AGREEMENT, EXCEPT THAT, UNDER THE NEW AGREEMENT, THE FEE RATE SCHEDULE FOR ASSETS IN EXCESS OF $100 MILLION WOULD BE LOWER AND THE INVESTMENT MANAGER WOULD BE AUTHORIZED, SUBJECT TO FURTHER BOARD APPROVAL, TO APPOINT CERTAIN AFFILIATES AS SUB-ADVISERS. THESE DIFFERENCES ARE DESCRIBED UNDER "DIFFERENCES BETWEEN THE PRIOR AND NEW AGREEMENTS" BELOW. The material terms of the Prior Agreement are described under "Description of the Prior Agreement" below.

     The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial Services ("Zurich Financial"), Deutsche Bank, the Investment Manager and their respective affiliates has been provided to the Fund by Zurich Financial, Deutsche Bank and the Investment Manager.

BOARD APPROVAL AND RECOMMENDATION

     On June 28, 2002, the Board of Directors, including the Independent Directors, voted to approve the New Agreement and to recommend its approval to stockholders.

     For information about the Board's deliberations and the reasons for its recommendation, please see "Board Considerations" below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE NEW AGREEMENT.

INFORMATION CONCERNING THE TRANSACTION AND DEUTSCHE BANK

     Description of the Transaction. On December 3, 2001, the then majority owners of the Investment Manager entered into a Transaction Agreement with Deutsche Bank. Pursuant to the Transaction Agreement, on April 5, 2002, Deutsche Bank acquired 100% of the Investment Manager, not including certain U.K. operations (known as

Threadneedle Investments), for approximately $2.5 billion. On the same date, the Investment Manager became part of Deutsche Asset Management and changed its name to Deutsche Investment Management Americas Inc.

     The Transaction was comprised of three steps:

     - First, in a merger pursuant to a separate merger agreement (the "Merger Agreement"), the Zurich Financial entities that formerly owned approximately 82% of the Investment Manager's common stock acquired the approximately 18% of the Investment Manager's common stock owned by the Investment Manager's employee and retired employee stockholders. The employee and retired employee stockholders received cash for their shares, and the Security Holders Agreement among the current Investment Manager stockholders terminated. As of the date of the Transaction, Director John Packard held 20,494 shares of Zurich Scudder Investments, Inc.'s Class A stock.

     - Second, the Investment Manager transferred its ownership interest in Threadneedle Investments to the Zurich Financial entities that at that point owned 100% of the Investment Manager's common stock. As a result, Threadneedle Investments was no longer a part of the Investment Manager.

     - Finally, the Zurich Financial entities sold 100% of the common stock of the Investment Manager to Deutsche Bank for $2.5 billion, subject to certain adjustments.

     In connection with the Transaction, Zurich Financial also acquired Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank acquired Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial entered into a broad strategic cooperation agreement. Additional information about Deutsche Bank is provided below under "Deutsche Bank."

     As discussed in the "Introduction" above, under the 1940 Act, the Transaction caused all then current investment management agreements with registered funds managed by the Investment Manager, including the Prior Agreement with the Fund, to terminate automatically. Client consents also have been required for the continuation of other advisory agreements with the Investment Manager.

     Under the Transaction Agreement and the Merger Agreement, the Investment Manager and its former majority owners agreed that they would, and would cause each of the Investment Manager's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," below.

     Deutsche Bank. Deutsche Bank, Aktiengesellschaft, Taunusalage 12, D-60262, Frankfurt am Main, Federal Republic of Germany, is an international commercial and investment banking group and a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Asset Management is the marketing name in the United States for the asset management services of several Deutsche Bank entities that are separately incorporated and registered as investment advisers, including the Investment Manager. As of May 1, 2002, Deutsche Asset Management had more than $800 billion in assets under management.

     The Investment Manager is, and will for the immediate future remain, a separate entity within the Deutsche Asset Management group. Deutsche Bank has guaranteed the obligations of each of its subsidiaries that has a contractual relationship with the Fund, which include the Investment Manager.

THE INVESTMENT MANAGER

     Deutsche Investment Management Americas Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. Formerly known as Zurich Scudder Investments, Inc., it was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of May 1, 2002, the Investment Manager had approximately $328 billion in assets under management. The principal source of the Investment Manager's income is professional fees received from providing continuing investment advice. The Investment Manager provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

     Since the closing of the Transaction, 100% of the voting securities of the Investment Manager has been held by Deutsche Bank.

     The principal business address of each director and principal executive officer, as it relates to his or her duties at the Investment Manager, is 345 Park Avenue, New York, New York 10154. The names and principal occupations of the directors and principal executive officers of the Investment Manager are shown in the following table.

                                    POSITION WITH THE INVESTMENT
NAME                              MANAGER AND PRINCIPAL OCCUPATION
----                            -------------------------------------
Thomas Hughes                   Director and President
Dean S. Barr                    Director and Chief Investment Officer
Deborah A. Flickinger           Director and Chief of Staff
Phillip Freiherr von Girsewald  Director
William N. Shiebler             Director and Chief Executive Officer
Betty Whelchel                  Chief Legal Officer
William G. Butterly III         Secretary

     The names and principal occupations of the Officers of the Fund who are associated with the Investment Manager are listed under "Officers of the Fund" in Proposal 1.

     Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by the Investment Manager that have similar investment objectives to the Fund.

INVESTMENT AND BROKERAGE DISCRETION

     The Investment Manager places orders for portfolio transactions with issuers, underwriters or other brokers and dealers. In selecting brokers and dealers with which to place portfolio transactions for the Fund, the Investment Manager seeks to achieve the most favorable net results. When consistent with this policy, the Investment Manager may place such transactions with brokers and dealers that sell shares of funds advised by the Investment Manager or who supply brokerage and research services to the Investment Manager or funds advised by the Investment Manager. The placement of portfolio transactions is supervised by the Investment Manager.

     For the fiscal year ended December 31, 2001, the Fund did not pay any brokerage commissions to an "affiliated broker," as defined in Item 22(a)(1)(ii) of Schedule 14A under the Securities Exchange Act of 1934, as amended; nor has the Fund paid any brokerage commissions to an "affiliated broker" during the interim period ended May 31, 2002.

BOARD CONSIDERATIONS

     On September 23, 2001, Zurich Financial and Deutsche Bank entered into a preliminary agreement whereby Deutsche Bank agreed, subject to a number of conditions (including the execution of a definitive transaction agreement), to acquire the Investment Manager (except for certain of its U.K. operations) from Zurich Financial. At its regular meeting on October 12, 2001, the Board of Directors of the Fund met with representatives of the Investment Manager to discuss the general terms and timing of the Transaction, the background and plans of Deutsche Bank, the key employees of the combined organization, Deutsche Bank's fixed income business and the Investment Manager's views on the Transaction.

     The definitive transaction agreement between Zurich Financial and Deutsche Bank was executed on December 3, 2001. The Board of Directors met again with representatives of the Investment Manager at its regular meeting on December 14, 2001 to receive an update on the Transaction and to discuss in more detail the integration process and the potential effects of the Transaction on the Fund and its stockholders. In the course of its review of the Transaction, both before and after the December 3 meeting, the Board of Directors requested and reviewed substantial written information from the Investment Manager regarding the management and financial position of Deutsche Bank and Deutsche Asset Management; the history of Deutsche Bank's business and operations, including its compliance history and the history of its recent acquisitions; Deutsche Asset Management's U.S. fund operations, including the investment performance of funds advised by Deutsche Asset Management; the proposed structure and operations of the combined organization after the Transaction; Deutsche Bank's strategic and financial goals following the Transaction; the terms of the Transaction; the future plans of Deutsche Bank with respect to the Investment Manager and its affiliated entities; and the specific impact of the Transaction on the Fund.

     Late in February 2002, the Board of Directors was advised that Deutsche Bank proposed, as part of a restructuring of the Investment Manager's operations, to replace the portfolio management team and President of the Fund. As a result of these changes, the Board of Directors determined to employ Callan Associates ("Callan") as an independent consultant to perform a comparative analysis of alternative investment managers for the Fund. The Board of Directors also established a special Advisory Review Committee, consisting of each of the Independent Directors, to oversee and review Callan's work and to recommend a course of action to the Board of Directors. The Board of Directors and the Advisory Review Committee were assisted throughout this process by the Fund's independent legal counsel.

     On April 4, 2002, the day prior to the closing of the Transaction, the Board of Directors convened a special meeting to consider the approval of an interim management and investment advisory agreement to preserve the status quo pending the completion of the Advisory Review Committee's evaluation and the presentation of a new management and advisory agreement to the stockholders. The meeting was attended by the Chief Operating Officer of Deutsche Bank's U.S. mutual fund business, who provided a further update on the Transaction, and by one of the new lead portfolio managers for the Fund, who gave an extensive presentation on the experience and the investment strategy and processes of the new portfolio management team. At the April 4 meeting, the Board of

Directors approved the Interim Agreement. In connection with its deliberations, the Board of Directors obtained certain assurances from Deutsche Bank, including the following:

     - Deutsche Bank had provided the Board of Directors with such information as was reasonably necessary to evaluate the Interim Agreement and any new management and investment advisory agreement with the Investment Manager.

     - Deutsche Bank considered the Investment Manager a core part of its global asset management strategy. Deutsche Bank would devote to the Investment Manager the attention and resources designed to provide for the Fund top quality investment management, shareholder, administrative and product distribution services.

     - The Transaction was not expected to result in any adverse change in the investment management or operations of the Fund, and Deutsche Bank did not anticipate making any material change in the manner in which investment advisory services or other services were rendered to the Fund.

     - Deutsche Bank was committed to the continuance, without interruption, of services to the Fund of at least the type and quality currently provided by the Investment Manager and its affiliates, or superior thereto.

     - In order to retain and attract key personnel, Deutsche Bank intended to maintain overall compensation and performance incentive policies at market levels or better.

     - Deutsche Bank agreed to indemnify the Fund and its Directors against any liability or expense based upon any misstatements or omissions by Deutsche Bank to the Directors or stockholders of the Fund in connection with their consideration of the Transaction.

     - Deutsche Bank would promptly advise the Board of Directors of decisions materially affecting the Deutsche Bank organization as they related to the Fund. Deutsche Bank represented to the Board of Directors that neither this, nor any of the other above commitments, would be altered by Deutsche Bank without the Board's prior consideration.

     Deutsche Bank also assured the Board of Directors that it would comply with
Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be "interested persons," as defined in the 1940 Act, of such investment adviser. The composition of the Board is in compliance with this provision of Section 15(f).

     Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

     Deutsche Bank is not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Fund as a result of the Transaction. Deutsche Bank has agreed that neither it, nor any of its affiliates, will take any action that would have the effect of imposing an "unfair burden" on the Fund as a result of the Transaction. In furtherance thereof, Deutsche Bank and the Investment Manager have undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the Annual Meeting of, the Fund's stockholders, as well as other fees and expenses incurred by the Fund in connection with the Transaction, including the fees and expenses of legal counsel to the Fund.

     In addition, Deutsche Bank represented that it expected the management team and personnel then providing marketing, shareholder servicing, investment operations, accounting and administration services to the Fund, and the systems then used by them to support these functions, to remain largely in place.

     On April 12, 2002, in connection with its regular annual review of the Fund's management and investment advisory agreement, the Board of Directors reviewed, among other information, extensive written and oral reports and compilations from the Investment Manager, including comparative data from independent sources as to the Fund's investment performance, advisory fees and other expenses. The Board of Directors also received a separate quantitative analysis from Gifford Fong Associates, an independent consultant regularly engaged by the Board of Directors on an annual basis to assist the Board in evaluating the investment performance of the Fund.

     The Advisory Review Committee met with Callan on April 16, May 6 and May 22, 2002, to consider the progress and results of Callan's analysis. In the course of these meetings, the Committee reviewed Callan's written report on five potential adviser candidates (including the Investment Manager), and interviewed two of the candidates (other than the Investment Manager). The Committee also received a proposal from the Investment Manager to lower its advisory fees on net assets of the Fund in excess of $100 million, effective July 1, 2002. At the conclusion of this process, the Committee determined to recommend that the Investment Manager be retained as the adviser to the Fund.

     At its regular meeting on June 28, 2002, the Board of Directors, including the Independent Directors, met in person to consider the approval of the New Agreement. In its deliberations, the Board of Directors took into account a number of factors. Among those factors were: the long-term investment record of the Investment Manager in advising the Fund; the experience and research capabilities of the Investment Manager in fixed-income instruments, including mortgage-related securities and private placements; the relatively low expenses and expense ratio of the Fund; the Investment Manager's access to quality service providers at reasonable cost due to the size of its assets under the management; the quality of the administrative services to the Fund; the experience of the Investment Manager in administering other open- and closed-end funds; the availability and responsiveness of the Investment Manager and its attention to internal controls and procedures; the extent and quality of information provided to the Board of Directors and stockholders; the continuity in the Fund's administrative personnel; the financial resources of the Investment Manager and its ability to retain capable personnel; the Investment Manager's financial condition, profitability and assets under management; the provision of transfer agency and related services to the Fund by an affiliate of the Investment Manager; possible indirect benefits to the Investment Manager from serving as the investment manager of the Fund; the effects of Transaction and the related changes to the investment and management personnel of the Fund; the assurances of Deutsche Bank; Callan's analysis and the Advisory Review Committee's review of alternative investment manager candidates; and the recommendation of the Advisory Review Committee.

     In addition, in considering the approval of the New Agreement, the Board of Directors reviewed the changes proposed to the terms of the New Agreement as described below under "Differences Between the Prior and New Agreements." In this connection, the Board of Directors noted that the Investment Manager had agreed to lower its advisory fees on net assets of the Fund in excess of $100 million under the New Agreement which would become effective upon stockholder approval, and that the Investment Manager had agreed to voluntarily implement the lower management fee schedule effective July 1, 2002. The Board of Directors also noted the potential benefit to the Fund of allowing the Investment Manager to appoint its affiliates as sub-advisers of the Fund, to the extent legally permissible and subject to prior Board approval, without incurring the expense of obtaining further stockholder approval.

     As a result of its review and consideration of the Transaction and the New Agreement, at its meeting on June 28, 2002, the Board of Directors, including the Independent Directors of the Fund, voted to approve the New Agreement and to recommend it to the Fund's stockholders for their approval.

DESCRIPTION OF THE PRIOR AGREEMENT

     General. The Prior Agreement was dated September 7, 1998 and was last approved by the Board of Directors on April 13, 2001 and by the stockholders of the Fund on July 12, 2001. As discussed above, the Prior Agreement automatically terminated upon the closing of the Transaction. The Board of Directors has approved the Interim Agreement pending approval of a new management and investment advisory agreement by the stockholders. The Interim Agreement is described under "Introduction" above.

     Services Provided. The Prior Agreement required the Investment Manager to provide management and investment advisory services to the Fund. It required the Investment Manager to provide statistical and research facilities and services, to supervise the composition of the Fund's portfolio, to determine the nature and timing of changes therein and the manner of effectuating such changes and to cause the purchase and sale of portfolio securities, subject to overall supervision by the Fund's Board of Directors. In addition to providing management and investment advisory services, the Investment Manager paid for office space, all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance, telephone services and the costs of keeping the Fund's general accounts and records. The Prior Agreement required the Investment Manager to arrange, if desired by the Board of Directors of the Fund, for officers or employees of the Investment Manager to serve, with or without compensation from the Fund, as Officers, Directors or employees of the Fund.

     The Prior Agreement provided that the Investment Manager would not be liable or responsible for any acts or omissions of any predecessor manager and neither the Investment Manager nor any director, officer, agent or employee of the Investment Manager would be liable or responsible to the Fund or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. The Prior Agreement also provided that the Fund would hold the Investment Manager harmless from judgments, but not expenses of defense or settlements, rendered against it resulting from acts or omissions in the performance of its obligations under the Agreement which are specifically the result of written instructions of the President, any Vice President or of a majority of the Board of Directors of the Fund. There must, however, have been an express finding that such acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of the Investment Manager's duties.

     Fees and Expenses. The Prior Agreement provided that the Investment Manager be paid an annual fee, payable monthly, equal to 0.50 of 1% of the value of the net assets of the Fund up to and including $150 million; 0.45 of 1% of the value of the net assets of the Fund over $150 million and up to and including $200 million; and 0.40 of 1% of the value of the net assets of the Fund over $200 million. For purposes of computing the monthly fee, the value of net assets of the Fund was determined as of the close of business on the last business day of each month. For the fiscal year ended December 31, 2001 the Fund paid the Investment Manager an aggregate fee of $971,856.

     The Prior Agreement provided that the Fund bear all expenses incurred in the operation of the Fund -- except those that the Investment Manager expressly assumes in the Prior Agreement. Such expenses borne by the Fund included (a) all costs and expenses incident to: (i) the registration of the Fund under the 1940 Act, or (ii) any public offering of shares of the Fund, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Fund under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Fund and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including the preparation of tax returns);
(d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Fund; (e) broker's commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party;
(f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; (g) the cost and expense of engraving or printing stock certificates representing shares of the Fund; (h) fees involved in registering and maintaining registrations of the Fund and of its shares with the SEC and various states and other jurisdictions; (i) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders; (j) fees and travel expenses of Directors of the Fund who are not directors, officers or employees of the Investment Manager or its "affiliates" (as defined in the 1940 Act); (k) all fees and expenses incident to any dividend or distribution reinvestment program;
(l) charges and expenses of outside legal counsel in connection with matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its stockholders, issuance of Fund shares, and registrations and qualifications of securities under Federal, state and other laws; (m) association dues; (n) interest payable on Fund borrowings; (o) fees and expenses incident to the listing of Fund shares on any stock exchange; (p) costs of information obtained from sources other than the Investment Manager or its affiliates relating to the valuation of portfolio securities; and (q) postage.

     Scudder Investments Service Company ("SISC"), an affiliate of the Investment Manager, serves as the Fund's transfer agent and dividend disbursing agent pursuant to an agreement dated November 17, 2000, as amended (the "Agency Agreement"). The Agency Agreement provides that the Fund pay SISC a minimum annual fee of $16,200 or, if the Fund exceeds the minimum annual fee, an annual account charge of $7.50 per open account and $2.50 per closed account. The Fund also pays a transaction fee per certificate processed of $1.50, plus out-of-pocket expenses and fees for special projects. For the fiscal year ended December 31, 2001, the Fund paid an aggregate fee of $32,748 to SISC. It is expected that SISC will continue to provide services to the Fund.

     Expense Limitations. The Prior Agreement provided that if expenses of the Fund (including the advisory fee but excluding interest, taxes, brokerage commissions and extraordinary expenses) in any fiscal year exceeded a specified expense limitation, the Investment Manager would pay the excess to the Fund. The specified limitation was 1 1/2% of the first $30 million of the Fund's average net assets plus 1% of the Fund's average net assets in excess of $30 million. The Prior Agreement provided that extraordinary expenses, such as litigation expenses and the cost of issuing new shares, were excluded expenses for purposes of the expense limitations described in this paragraph and the immediately succeeding paragraph and that the Investment Manager would not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

     The Prior Agreement also provided for a second expense limitation, relating to the Fund's gross income (including gains from the sale of securities without offset or deduction for losses, unpaid interest on debt securities in the Fund's portfolio, and dividends declared but not paid on equity securities in the Fund's portfolio). This limitation provided that if, for any fiscal year, the expenses of the Fund described in the preceding paragraph -- less any amount payable by the Investment Manager to the Fund on account of the first expense limitation -- exceeded 25% of the Fund's gross income for the year, the Investment Manager would promptly pay the excess to the Fund; provided, however, that the Investment Manager would not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such year.

     For the fiscal year ended December 31, 2001, the Fund's expenses did not exceed these limitations.

THE NEW AGREEMENT

     The New Agreement was approved by the Board of Directors of the Fund on June 28, 2002 and would be dated as of the date of its approval by stockholders of the Fund. The New Agreement would continue in effect until July 31 of each year, provided its continuance is specifically approved at least annually by the vote of a majority of the

Independent Directors cast in person at a meeting called for the purpose of voting on such approval, and by the vote of either the Board of Directors or a majority of the Fund's outstanding voting securities. In the event that stockholders of the Fund do not approve the New Agreement, the Interim Agreement would terminate on September 2, 2002. In such event, the Board of Directors would take such action, if any, as it deems to be in the best interests of the Fund and its stockholders.

DIFFERENCES BETWEEN THE PRIOR AND NEW AGREEMENTS

     The terms of the New Agreement are substantially identical to the terms of the Prior Agreement, except as described below.

     The New Agreement provides that the Investment Manager would be paid an annual fee, payable monthly, equal to 0.50 of 1% of the value of the net assets of the Fund up to and including $100 million; 0.45 of 1% of the value of the net assets of the Fund over $100 million and up to and including $150 million; 0.40 of 1% of the value of the net assets of the Fund over $150 million and up to and including $200 million; and 0.35 of 1% of the value of the net assets of the Fund over $200 million. Thus, under the New Agreement, the fee rate paid by the Fund for assets in excess of $100 million would be lower than the fee rate under the Prior Agreement. Effective July 1, 2002, the Investment Manager has voluntarily implemented this lower management fee schedule for assets in excess of $100 million.

     In addition, to the extent permissible by law, pursuant to the New Agreement, the Investment Manager would be authorized to appoint certain of its affiliates as sub-advisers to perform certain of the Investment Manager's duties. In such case, the Investment Manager would also be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any such sub-advisers. Those sub-advisers must be entities that the Investment Manager controls, is controlled by, or is under common control with, and any such appointments would be subject to the further approval of the Independent Directors and the full Board. Stockholders of the Fund would receive prompt notice following approval of any such appointment or adjustment by the Independent Directors. The fee rate paid by the Fund would not increase as a result of any such action; all fees incurred by any such sub-adviser would continue to be the responsibility of the Investment Manager. The Investment Manager would retain full responsibility for the actions of any such sub-adviser.

RECOMMENDATION AND REQUIRED VOTE

     The Board of Directors recommends a vote FOR the approval of the New Agreement. Approval by stockholders of the New Agreement requires the affirmative vote of the holders of a majority of the Fund's outstanding shares. In this context, "majority" means the lesser of two votes: (1) 67% of the Fund's outstanding shares present at the Annual

Meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, and (2) more than 50% of all of the Fund's outstanding shares.

STOCKHOLDER PROPOSALS FOR 2003 PROXY STATEMENT

     Stockholders wishing to submit proposals for inclusion in a proxy statement for the 2003 meeting of stockholders of the Fund should send their written proposals to the Fund, at 101 California Street, Suite 4100, San Francisco, California 94111, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

     The Fund may exercise discretionary voting authority with respect to stockholder proposals for the 2003 meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address within a reasonable time before the solicitation of proxies for such meeting. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Annual Meeting or any adjournments or postponements thereof in accordance with their best judgment.

     Please complete and sign the enclosed proxy card and return it in the envelope provided so that the Annual Meeting may be held and action may be taken on the matters described in this Proxy Statement with the greatest possible number of shares participating. This will not preclude your voting in person if you attend the Annual Meeting.




July 19, 2002                                      /s/ Maureen E. Kane
                                                   -------------------
                                                       Maureen E. Kane
                                                       Secretary

                        INDEX OF EXHIBITS AND APPENDICES

EXHIBIT A:    FORM OF NEW MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT
EXHIBIT B:    MANAGEMENT FEE RATES FOR FUNDS ADVISED BY THE INVESTMENT
              MANAGER WITH SIMILAR INVESTMENT OBJECTIVES
APPENDIX 1:   AUDIT COMMITTEE CHARTER

                                   EXHIBIT A

                                  FORM OF NEW
                  MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                   MONTGOMERY STREET INCOME SECURITIES, INC.
                                      AND
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

     AGREEMENT made and effective as of this   day of             , 2002 by and
between Montgomery Street Income Securities, Inc., a Maryland corporation (hereinafter called the "Fund"), and Deutsche Investment Management Americas Inc. (hereinafter called the "Manager").

     WHEREAS, the Fund engages in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of providing investment advice; and

     WHEREAS, the Fund desires to retain the Manager to render such services in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Manager desires to perform such services in the manner and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, this Agreement

                                  WITNESSETH:

     that in consideration of the foregoing and of the premises and covenants hereinafter contained, the Fund and the Manager agree as follows:

1. The Fund hereby employs the Manager to provide investment advisory, statistical and research facilities and services, to supervise the composition of the Fund's portfolio, to determine the nature and timing of changes therein and the manner of effectuating such changes and to cause the purchase and sale of portfolio securities, subject to overall supervision by the Fund's Board of Directors, all for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

2. The Manager shall, at its expense:

   (a) Furnish to the Fund research and statistical and other factual information and reports with respect to securities held by the Fund or which the Fund might purchase. It shall also furnish to the Fund such information as may be appropriate concerning developments which may affect issuers of securities held by the Fund or which the Fund might purchase or the business in which such issuers may be engaged. Such statistical and other factual information and reports shall include information and reports on industries, businesses, corporations and all types of securities which the Fund is empowered to purchase, whether or not the Fund has at any time any holdings in such industries, businesses, corporations or securities.

   (b) Furnish to the Fund, from time to time, advice, information and recommendations with respect to the acquisition, holding or disposal by the Fund of securities in which the Fund is permitted to invest in accordance with its investment objectives, policies and limitations ("Eligible Securities"), and subject to overall supervision of the Board of Directors of the Fund, arrange purchases and sales of Eligible Securities on behalf of the Fund.

   (c) Furnish to the Fund necessary assistance in, as reasonably requested by the Fund:

       (i) The preparation and filing of all reports (including Form N-SAR) now or hereafter required by Federal or other laws or regulations.

       (ii) The preparation and filing of prospectuses and registration statements (including Form N-2) and amendments thereto that may be required by Federal or other laws or by the rule or regulation of any duly authorized commission or administrative body. However, the Manager shall not be obligated to pay the costs of preparation, printing or mailing of prospectuses being used in connection with sales of the Fund's shares or otherwise, unless otherwise provided herein.

       (iii)  The preparation and filing of all proxy materials.

       (iv) Making arrangements for all Board and stockholders meetings and, to the extent requested by the Board of Directors of the Fund, participating in those meetings.

       (v) The preparation and filing of quarterly, semiannual and annual reports and other communications to stockholders.

       (vi) Responding to questions and requests from stockholders, the financial press and the financial services community.

       (vii) Providing data to the various publications and services which track fund performance.

       (viii) Providing information and reports to the New York Stock Exchange and any other exchange on which the Fund's shares are listed.

       (ix)  The valuation of the Fund's portfolio on a weekly basis.

       (x) The maintenance of the accounting records (including book and tax) of the Fund required by Federal and other laws and regulations.

       (xi) Providing information to and answering questions of the Fund's auditors.

       (xii) Monitoring the services, and reviewing the records, provided by the transfer agent and registrar, the dividend disbursing agent and the custodian.

   (d) Furnish the necessary personnel to provide the services set forth herein.

   (e) Furnish to the Fund office space at such place as may be agreed upon from time to time, and all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance and telephone service for managing the affairs and investments and keeping the general accounts and records of the Fund (exclusive of the necessary records of any transfer agent, registrar, dividend disbursing or reinvesting agent, or custodian), and arrange, if desired by the Board of Directors of the Fund, for officers or employees of the Manager to serve, without or with compensation from the Fund, as officers, directors or employees of the Fund.

   (f) Advise the Board of Directors of the Fund promptly of any change in any senior investment or administrative personnel providing services to the Fund.

3. Subject to the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Manager may, through a sub-advisory agreement or other arrangement, delegate to any other company that the Manager controls, is controlled by, or is under common control with, or to specified employees of any such company, or to more than one such company, to the extent permitted by applicable law, certain of the Manager's duties enumerated in paragraph 2 hereof; provided, that the Manager shall continue to supervise the services provided by such companies or employees and any such delegation shall not relieve the Manager of any of its obligations hereunder.

   Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by the Manager under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Manager, subject to the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act.

4. Except as otherwise expressly provided herein, the Fund assumes and shall pay or cause to be paid all costs and expenses of the Fund, including, without limitation: (a) all costs and expenses incident to: (i) the registration of the Fund under the Investment Company Act, or (ii) any public offering of shares of the Fund, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Fund under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Fund and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including preparation of tax returns); (d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Fund; (e) broker's commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; (f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; (g) the cost and expense of engraving or printing of stock certificates representing shares of the Fund; (h) fees involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions; (i) all expenses of stockholders' and directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders; (j) fees and travel expenses of directors of the Fund who are not directors, officers or employees of the Manager or its "affiliates" (as defined in the Investment Company Act); (k) all fees and expenses incident to any dividend or distribution reinvestment program; (l) charges and expenses of outside legal counsel in connection with matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its stockholders, issuance of Fund shares, and registrations and qualifications of securities under Federal, state and other laws; (m) association dues; (n) interest payable on Fund borrowings; (o) fees and expenses incident to the listing of Fund shares on any stock exchange; (p) costs of information obtained from sources other than the Manager or its "affiliates" (as defined in the Investment Company
   Act) relating to the valuation of portfolio securities; and (q) postage.

5. The Fund agrees to pay to the Manager, as full compensation for the services to be rendered and expenses to be borne by the Manager hereunder, an annual fee, payable monthly, equal to .50 of 1% of the value of the net assets of the Fund up to and including $100 million; .45 of 1% of the value of the net assets of the Fund over $100 million and up to and including $150 million; .40 of 1% of the value of the net assets of the Fund over $150 million up to and including $200 million; and .35 of 1% of the value of the net assets of the Fund over $200 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination, and the fee for such period and for the period from the effective date of this Agreement through the end of the month in which the effective date falls will be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee to the Manager shall be made within the ten days next following the day as of which such payment is so computed.

6. (a) In the event the expenses of the Fund, including amounts payable to the Manager pursuant to paragraph 5 hereof (but excluding interest, taxes, brokerage commissions and extraordinary expenses, such as litigation expenses and the cost of issuing new shares), exceed one and one-half percent (1 1/2%) of the first thirty million dollars ($30,000,000) of the average net assets of the Fund, plus one percent (1%) of the average net assets of the Fund in excess of $30,000,000, in each case computed by dividing (i) the sum of the net asset values of the Fund as of the last business day of each week of such fiscal year or of each week during such fiscal year during which this Agreement was in effect, as the case may be, by (ii) the number of weeks of such fiscal year or the number of weeks (including a partial week) during which the Agreement is in effect during such fiscal year, as the case may be, the Manager shall pay to the Fund the amount of such excess as soon as practicable after the end of such fiscal year, and in all events prior to the publication of the annual report of the Fund for such fiscal year; provided, however, that the Manager shall not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

   (b) At the end of each month of each fiscal year of the Fund, the Manager shall review the expenses of the Fund as outlined in subparagraph (a) of this paragraph 6 which have accrued to and including the period ending with such month and shall estimate such contemplated expenses to the end of such fiscal year. If, as a result of such review and estimate, it appears likely that the expense limitation provided for in subparagraph (a) of this paragraph 6 will be exceeded for such fiscal year, the Manager's fee for such month, as provided in paragraph 5 hereof, shall be reduced, subject to later adjustment, by an amount equal to a pro rata portion (prorated on the basis of the remaining months of the year including the month just ending) of the amount by which the sum of such expenses of the Fund for such fiscal year are expected to exceed the expense limitation.

   (c) If, for any fiscal year of the Fund ending on a date on which this Agreement is in effect, the expenses of the Fund which are includable within the expense limitation described in subparagraph (a) of this paragraph 6 (but reduced by an amount, if any, payable by the Manager pursuant to subparagraph (a) of this paragraph 6), exceed twenty-five percent (25%) of the gross income of the Fund for such fiscal year, the Manager will pay the amount of such excess to the Fund promptly and in all events prior to the publication of the Fund's annual report for such fiscal year; provided, however, that the Manager shall not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such fiscal year. For purposes of this subparagraph (c), "gross income of the Fund" shall include, but not be limited to, gains from the sale of securities, without offset or deduction for losses from the sale of securities, unpaid interest on debt securities in the Fund's portfolio, accrued to and including the last day of such fiscal year, and dividends declared but not paid on equity securities in the Fund's portfolio, the record dates for which fall on or prior to the last day of such fiscal year.

7. The services of the Manager to the Fund are not to be deemed exclusive, and the Manager shall be free to engage in any other business or to render investment advisory or management services of any kind to any other corporation, firm, trust, individual or association, including any other investment company, so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

8. Subject to paragraph 9 hereof, the Manager shall not be responsible for any action of the Board of Directors of the Fund or any committee thereof in following or declining to follow any advice or recommendation of the Manager. The Manager shall be entitled to rely on express written instructions of the President or any Vice President of the Fund or of a majority of the Board of Directors of the Fund.

 9. Neither the Manager, nor any director, officer, agent or employee of the Manager shall be liable or responsible to the Fund or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. The Fund will hold the Manager harmless against judgments, but not expenses of defense or settlements, rendered against the Manager which (a) result from specific actions or omissions by the Manager in respect of the performance of its obligations hereunder, which specific acts or omissions occur as a result of express written instructions of the President or any Vice President of the Fund or of a majority of the Board of Directors of the Fund, and (b) arise in actions in which there is an express finding that such specific acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of its duty.

10. The Manager shall not be liable or responsible for any acts or omissions of any predecessor manager or of any other persons having responsibility for matters to which this Agreement relates, nor shall the Manager be responsible for reviewing any such acts or omissions. The Manager shall, however, be liable for its own acts and omissions subsequent to assuming responsibility under this Agreement as herein provided.

11. This Agreement shall remain in effect until July 31, 2003, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect from year to year thereafter provided its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Fund or by vote of the Board of Directors of the Fund, and by a majority of the members of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, which vote must be cast in person at a meeting called for the purpose of voting on approval of the terms of this Agreement and its continuance; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Manager either by majority vote of the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Manager may terminate this Agreement without payment of penalty on sixty days' written notice to the Fund. All notices or communications hereunder shall be in writing and if sent to the Manager shall be mailed by first class mail, or delivered, or telegraphed or telexed and confirmed in writing to the Manager at 345 Park Avenue, New York, New York 10154, Attn: General Counsel, or at such other address as the Manager shall have communicated in writing to the Fund, and if sent to the Fund shall be mailed by first class mail, or delivered, or telegraphed or telexed and confirmed in writing to the Fund at 101 California Street, Suite 4100, San Francisco, California 94111, Attn:
    Fund Secretary, or at such other address as the Fund shall have communicated in writing to the Manager.

12. For purposes of this Agreement, a "majority of the outstanding voting securities of the Fund" shall be determined in accordance with the applicable provisions of the Investment Company Act.

13. This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the Investment Company Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                                          MONTGOMERY STREET INCOME SECURITIES,
                                          INC.

                                          By:
                                             -----------------------------------
                                             President

                                          DEUTSCHE INVESTMENT MANAGEMENT
                                          AMERICAS INC.

                                          By:
                                             -----------------------------------

                                   EXHIBIT B

        MANAGEMENT FEE RATES FOR FUNDS ADVISED BY THE INVESTMENT MANAGER
                       WITH SIMILAR INVESTMENT OBJECTIVES

        FUND                OBJECTIVE              FEE RATE(+)           NET ASSETS*
        ----                ---------              -----------           -----------
U.S. INCOME FUNDS
Scudder High-Yield     Highest level of     0.580% to $250 million      $2,616,954,464
  Fund                 current income       0.550% next $750 million
                       obtainable from a    0.530% next $1.5 billion
                       diversified          0.510% next $2.5 billion
                       portfolio of         0.480% next $2.5 billion
                       fixed-income         0.460% next $2.5 billion
                       securities which     0.440% next $2.5 billion
                       the fund's           0.420% over $12.5 billion
                       investment manager
                       considers
                       consistent with
                       reasonable risk. As
                       a secondary
                       objective, the fund
                       will seek capital
                       gain where
                       consistent with its
                       primary objective.

Scudder Income Fund    High income while    0.550% to $250 million      $  835,783,924
                       managing its         0.520% next $750 million
                       portfolio in a way   0.500% next $1.5 billion
                       that is consistent   0.480% next $2.5 billion
                       with the prudent     0.450% next $2.5 billion
                       investment of        0.430% next $2.5 billion
                       shareholders'        0.410% next $2.5 billion
                       capital.             0.400% over $12.5 billion

        FUND                OBJECTIVE              FEE RATE(+)           NET ASSETS*
        ----                ---------              -----------           -----------
Scudder Short Term     High income while    0.450% to $1.5 billion      $1,142,547,984
  Bond Fund            managing its         0.425% next $500 million
                       portfolio in a way   0.400% next $1 billion
                       that is consistent   0.385% next $1 billion
                       with maintaining a   0.370% next $1 billion
                       high degree of       0.355% next $1 billion
                       stability of         0.340% over $6 billion
                       shareholders'
                       capital.

CLOSED-END FUNDS
Scudder High Income    Highest current      0.850% to $250 million      $  172,641,703
  Trust                income obtainable    0.750% over $250
                       consistent with      million(1)
                       reasonable risk
                       with capital gains
                       secondary.

Scudder Strategic      High current         0.850% of net assets(1)     $   40,839,186
  Income Trust         income.

Montgomery Street      High level of        0.500% to $150 million      $  195,533,218
  Income Securities,   current income       0.450% next $50 million
  Inc.                 consistent with      0.400% over $200
                       prudent investment   million(2)
                       risks through a
                       diversified
                       portfolio primarily
                       of debt securities.

---------------------
 (+) Unless otherwise noted, the investment management fee rates provided above are based on the average daily net assets of a fund. Certain funds from time to time may be subject to waiver and/or expense limitations.

 * The information provided in the chart is shown as of the end of each fund's most recent fiscal year.

(1) Based on average weekly net assets.

(2) Based on average monthly net assets. Under the New Management and Investment Advisory Agreement between Deutsche Investment Management Americas Inc. and the Fund, the management fee rate would be 0.50% of the value of the net assets of the Fund up to and including $100 million; 0.45% of the next $50 million, 0.40% of the next $50 million and 0.35% over $200 million. Effective July 1, 2002, Deutsche Investment Management Americas Inc. voluntarily implemented the lower management fee schedule proposed under the New Management and Investment Advisory Agreement.

                                   APPENDIX 1

                   MONTGOMERY STREET INCOME SECURITIES, INC.

                            AUDIT COMMITTEE CHARTER

     This document constitutes the Charter of the Audit Committee (the "Committee") of the Board of Directors of Montgomery Street Income Securities, Inc. (the "Fund"). The Committee was established by the Board of Directors of the Fund to provide oversight with respect to the accounting and financial reporting policies and practices of the Fund.

1. Organization. The Committee shall be composed of three or more members of the Fund's Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Fund and who meet the independence requirements of Sections 303.01(B)(2)(a) and 303.01(B)(3) of the New York Stock Exchange Listed Company Manual. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment (or must become financially literate within a reasonable period of time after his or her appointment to the Committee). At least one member of the Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

2. Meetings. The Committee shall meet on a regular basis as necessary or appropriate and is empowered to hold special meetings as circumstances require.

3.  Committee Purposes. The purposes of the Committee are as follows:

    (a) To oversee the accounting and financial reporting policies and practices of the Fund, their internal controls and, as appropriate, the internal controls of certain service providers to the Fund;

    (b) To oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof; and

    (c) To act as a liaison between the Fund's independent auditors and the full Board of Directors.

         The function of the Audit Committee is oversight; it is management's responsibility to maintain or arrange for the maintenance of appropriate systems for accounting and internal controls, and the auditor's responsibility to plan and carry out a proper audit.

4. Duties and Powers. To carry out the purposes specified in Paragraph 3 above, the Committee shall have the following duties and powers:

    (a) To recommend to the Board of Directors the selection of the Fund's independent auditors, on the condition that the independent auditors are ultimately accountable to the Board of Directors and the Committee and that the Commit-tee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement);

    (b) To request and evaluate on an annual basis a formal written statement from the independent auditor delineating all significant relationships between the independent auditor and the Fund and the Investment Adviser and recommend that the Board of Directors take appropriate action, if any, in response to the independent auditors' report to satisfy itself of the auditors' independence.

    (c) To meet with the Fund's independent auditors, including private meetings as necessary (i) to review the arrangements for and scope of the annual audit of the Fund and any special audits; (ii) to review the Fund's audited financial statements and discuss any matters of concern relating thereto, including any adjustments to such statements recommended by the auditors, regulatory and tax compliance matters considered in the preparation of the financial statements, or other results of said audit(s); (iii) to consider the auditors' comments with respect to the Fund's financial policies and procedures and internal accounting controls, and management's responses thereto; and (iv) to review the form of the opinion the auditors propose to render to the Board of Directors and the shareholders of the Fund;

    (d) To determine whether to recommend to the Board of Directors that the Fund's audited financial statements be included in the Annual Report and to perform such additional functions as may be required under rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange;

    (e) To meet regularly with the chief financial and accounting officers of the Fund to discuss any matters addressed herein that the Committee believes should be raised with said officers;

    (f) To review such other matters or information that the Committee believes may be relevant to the auditors, the audit engagement, or the Fund's financial policies and procedures or internal accounting controls;

    (g) To report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

5. Resources and Authority. The Committee shall have the resources and authority appropriate for purposes of discharging its responsibilities under this Charter, including the authority to consult with counsel and/or to retain such experts or consultants as the Committee deems necessary or appropriate to fulfill such responsibilities at the expense of the Fund.

6. Periodic Review of Charter. The Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

Amended as of June 28, 2002

                                   This page
                                 intentionally
                                  left blank.

PROXY              MONTGOMERY STREET INCOME SECURITIES, INC                PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 15, 2002

The undersigned hereby appoints Richard T. Hale, Maureen E. Kane and John R. Hebble, each with the power of substitution, as proxies for the undersigned, to vote all shares of Montgomery Street Income Securities, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California 94111, on Thursday, August 15, 2002 at 10:00 a.m., Pacific time, and at any adjournments or postponements thereof.

The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Annual Meeting.

This instruction may be revoked at any time prior to its exercise at the Annual Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Annual Meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE UNDERSIGNED'S VOTE WILL BE CAST FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSALS.

(1)      To elect six Directors of the Fund to hold office until the next Annual             FOR all                WITHHELD
         Meeting or until their respective successors shall                              nominees listed at         from all
         have been duly elected and qualified.                                            left(except as            nominees
                                                                                           noted at left)         listed at left
                                                                                               [ ]                     [ ]

Nominees: John C. Atwater, Richard J. Bradshaw, Maryellie K. Johnson, Wendell G.
Van Auken, James C. Van Horne, John T. Packard

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


                                                                                          FOR        AGAINST        ABSTAIN
                                                                                          [ ]          [ ]             [ ]

(2) To approve a new Management and Investment Advisory Agreement for the Fund with Deutsche Investment Management Americas Inc.

                             CONTINUED ON OTHER SIDE

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



                                       PLEASE SIGN, DATE AND RETURN PROMPTLY
                                              IN THE ENCLOSED ENVELOPE.
                                               NO POSTAGE IS REQUIRED.

                                    ___________________________________________
                                             (Signature of Stockholder)

                                    ___________________________________________
                                         (Signature of joint owner, if any)


                                    Dated____________________________, 2002


                                    PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES
                                    APPEAR. WHEN SIGNING AS AN ATTORNEY,
                                    EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                    GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS
                                    SUCH.